Exhibit 4.1

Registration Rights Agreement

Dated As of June 17, 2011

among

Universal Hospital Services, Inc.,

Emergent Group Inc. and PRI Medical Technologies, Inc.,

as Guarantors,

and

Barclays Capital Inc. and RBC Capital Markets, LLC, as Initial Purchasers

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into this 17th day of June, 2011, among Universal Hospital Services, Inc., a Delaware corporation (the “Issuer”), Emergent Group Inc., PRI Medical Technologies, Inc. (collectively, the “Guarantors”), and Barclays Capital Inc. and RBC Capital Markets, LLC (collectively, the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement, dated June 14, 2011, among the Issuer, the Guarantors and the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by the Issuer to the Initial Purchasers of an aggregate of $175,000,000 principal amount of the Issuer’s Second Lien Senior Secured 8.50%/9.25% PIK Toggle Notes due 2015 and the guarantees related thereto (together, the “Securities”).  In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.             Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Agreement” shall have the meaning set forth in the preamble.

“Closing Date” shall have the meaning ascribed to such term in the Purchase Agreement.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Issuer, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Effectiveness Period” shall have the meaning set forth in Section 2.2 hereof.

“Event Date” shall have the meaning set forth in Section 2.5 hereof.

“Exchange Offer” shall mean the exchange offer by the Issuer of Exchange Securities for Transfer Restricted Securities pursuant to Section 2.1 hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.1 hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

“Exchange Period” shall have the meaning set forth in Section 2.1 hereof.

“Exchange Securities” shall mean the Second Lien Senior Secured 8.50%/9.25% PIK Toggle Notes due 2015 issued by the Issuer under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends) and the guarantees related thereto, to be offered to Holders of Securities in exchange for Transfer Restricted Securities pursuant to the Exchange Offer.

“Existing Notes” shall mean the $230,000,000 aggregate original principal amount of 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015 issued by the Issuer on May 31, 2007 under the Indenture and the guarantees related thereto.

“FINRA” shall have the meaning set forth in the definition of “Registration Expenses”.

“Guarantor” or “Guarantors” shall have the meaning set forth in the preamble.

“Holder” shall mean an Initial Purchaser, for so long as it owns any Transfer Restricted Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Transfer Restricted Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

“Indenture” shall mean the Indenture relating to the Securities, dated as of May 31, 2007, between the Issuer and Wells Fargo Bank, National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuer” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Outstanding (as defined in the Indenture) Transfer Restricted Securities; provided that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Issuer shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

“Participating Broker-Dealer” shall mean any of Barclays Capital Inc. and RBC Capital Markets, LLC and any other broker-dealer which makes a market in the Securities and exchanges Transfer Restricted Securities in the Exchange Offer for Exchange Securities.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Private Exchange” shall have the meaning set forth in Section 2.1 hereof.

“Private Exchange Securities” shall have the meaning set forth in Section 2.1 hereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registration Default” shall have the meaning set forth in Section 2.5 hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority, Inc. (“FINRA”) registration and filing fees, including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be retained by any holder of Transfer Restricted Securities in accordance with the rules and regulations of the FINRA, (ii) all fees and expenses incurred in connection with compliance with federal securities, state securities or blue sky laws and compliance with the rules of the FINRA (including reasonable fees and disbursements of not more than one counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Transfer Restricted Securities and any filings with the FINRA), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Transfer Restricted Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Issuer and the Guarantors and of the independent public accountants of the Issuer and the Guarantors, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of not more than one counsel to the Initial Purchasers in connection therewith, (ix) the reasonable fees and disbursements of Dewey & LeBoeuf LLP, special counsel representing the Holders of Transfer Restricted Securities; and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Issuer and the Guarantors in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Issuer which covers any of the Exchange Securities or Transfer Restricted Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.2 hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer pursuant to the provisions of Section 2.2 hereof which covers all of the Transfer Restricted Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Special Interest” shall have the meaning set forth in Section 2.5 hereof.

“TIA” shall have the meaning set forth in Section 2.1 hereof.

“Transfer Restricted Securities” shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities and, if issued, the Private Exchange Securities, shall cease to be Transfer Restricted Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities shall have ceased to be outstanding, (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Issuer and continued to be held by the Initial Purchasers) or (v) two years shall have elapsed since the date of this Agreement.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 4(a) hereof.

2.             Registration Under the 1933 Act.

2.1           Exchange Offer.  The Issuer and the Guarantors shall, for the benefit of the Holders, at the Issuer’s cost, (A) prepare and use all commercially reasonable efforts to file, as soon as practicable but not later than 120 days following the Closing Date, with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Transfer Restricted Securities (other than Private Exchange Securities), of a like principal amount of Exchange Securities, (B) use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 210 days of the Closing Date (or within 270 days of the Closing Date in the event the Exchange Offer Registration Statement is reviewed by the SEC), (C) use all commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) use all commercially reasonable efforts to cause the Exchange Offer to be consummated not later than 30 business days (or longer, if required by the federal securities laws) following the date on which the Exchange Offer Registration Statement was declared effective by the SEC.  The Exchange Securities will be issued under the Indenture.  Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer and the Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Transfer Restricted Securities for Exchange Securities (assuming that such Holder (a) is not an affiliate of the Issuer within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Transfer Restricted Securities acquired directly from the Issuer for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder’s business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

In connection with the Exchange Offer, the Issuer and the Guarantors shall:

(a)           mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)           keep the Exchange Offer open for acceptance for a period of not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the “Exchange Period”);

(c)           utilize the services of the Depositary for the Exchange Offer;

(d)           permit Holders to withdraw tendered Transfer Restricted Securities at any time prior to 5:00 p.m. (Eastern Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Securities delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged;

(e)           notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

(f)            otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Issuer upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the “Private Exchange”) for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Issuer on a senior basis, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the “Private Exchange Securities”).

The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions.  The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.  The Private Exchange Securities shall be of the same series as and the Issuer and the Guarantors shall use all commercially reasonable efforts to have the Private Exchange Securities bear the same CUSIP number as the Exchange Securities.  The Issuer and the Guarantors shall not have any liability under this Agreement solely as a result of such Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, as the case may be, the Issuer and the Guarantors shall:

(i)            accept for exchange all Transfer Restricted Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement;

(ii)           accept for exchange all Securities properly tendered pursuant to the Private Exchange;

(iii)          deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

(iv)          cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Transfer Restricted Securities so accepted for exchange in a principal amount equal to the principal amount of the Transfer Restricted Securities of such Holder so accepted for exchange.

Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Transfer Restricted Securities surrendered in exchange therefor or, if no interest has been paid on the Transfer

Restricted Securities, from the date of original issuance.  The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Transfer Restricted Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Transfer Restricted Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available and (iv) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Issuer’s judgment, would reasonably be expected to impair the ability of the Issuer and the Guarantors to proceed with the Exchange Offer or the Private Exchange.  The Issuer shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Transfer Restricted Securities in the Exchange Offer.

2.2           Shelf Registration.  (i) If, because (A) the Issuer is not required to file the Exchange Offer Registration Statement or (B) of any changes in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Issuer is not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 210 days of the Closing Date (or within 270 days of the Closing Date in the event the Exchange Offer Registration Statement is reviewed by the SEC) or the Exchange Offer is not consummated within 30 business days (or longer, if required by the federal securities laws) after the date on which the Exchange Offer Registration Statement was declared effective by the SEC or (iii) if a Holder notifies the Issuer and the Guarantors prior to the 20th day following the consummation of the Exchange Offer that it (A) is not permitted to participate in the Exchange Offer, (B) may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for resales or (C) is a broker-dealer and owns notes acquired directly from the Issuer or an affiliate of the Issuer, then in case of each of clauses (i) through (iii) the Issuer and the Guarantors shall, at the Issuer’s cost:

(a)           Use all commercially reasonable efforts to file, as promptly as practicable but no later than 45 days after any of the circumstances in clauses (i) through (iii) above being satisfied, with the SEC a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement, and thereafter shall use all commercially reasonable efforts to cause to be declared effective, as promptly as practicable but no later than 90 days after such date described above, such Shelf Registration Statement.

(b)           Use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC (subject to Section 3(e)), or for such shorter period that will terminate when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Transfer Restricted Securities (the “Effectiveness Period”); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

(c)           Notwithstanding any other provisions hereof, use all commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

The Issuer and the Guarantors agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Transfer Restricted Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

2.3           Expenses.  The Issuer shall pay all Registration Expenses in connection with the registration pursuant to Sections 2.1 or 2.2 hereof.  Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

2.4           Effectiveness.  (a)  The Issuer and the Guarantors will be deemed not have used their commercially reasonable efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Issuer and the Guarantors voluntarily take any action that would, or omit to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Transfer Restricted Securities covered thereby not being able to exchange or offer and sell such Transfer Restricted Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.

(b)           An Exchange Offer Registration Statement pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Transfer Restricted Securities pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Transfer Restricted Securities pursuant to such Registration Statement may legally resume.

2.5           Interest.  The Indenture executed in connection with the Securities will provide that in the event that either (a) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th calendar day following the Closing Date, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 210th calendar day following the Closing Date (or prior to the 270th day of the Closing Date in the event the Exchange Offer Registration Statement is reviewed by the SEC), (c) the Exchange Offer is not consummated on or prior to the 30th business day (or later, if required by federal securities laws) following the date on which the Exchange Offer Registration Statement was required to have been declared effective by the SEC or (d) a Shelf Registration Statement is not filed on or prior to the 45th calendar day, or declared effective on or prior to the 90th calendar day, following any of the circumstances in clauses (i) through (iv) of Section 2.2 hereof being satisfied (each such event referred to in clauses (a) through (d) above, a “Registration Default”), the interest rate borne by the Securities shall be increased (“Special Interest”) by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent each 90-day period that such Special Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum and provided further that Special Interest shall in no event be paid for more than one Registration Default at any given time.  Following the cure of all Registration Defaults the accrual of Special Interest will cease and the interest rate will revert to the original rate.

If, at any time, the Board of Directors (as defined in the Indenture) of the Issuer determines reasonably and in good faith that the filing of any Shelf Registration

Statement or the continuing effectiveness thereof would require disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Issuer, would be detrimental to the Issuer or its Affiliates (as defined in the Indenture) if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law, then the Issuer may delay or suspend the effectiveness of such Shelf Registration Statement for a reasonable time period, but not in excess of 50 consecutive days or 75 days in the aggregate during any consecutive twelve month period.  If the aggregate number of days in any consecutive twelve month period for which the Shelf Registration shall not be usable pursuant to such determination of the Board of Directors of the Issuer exceeds 50 consecutive days or 75 days in the aggregate, then the interest rate borne by the Securities will be increased by 0.25% per annum of the principal amount of the Securities for the first 90-day period (or portion thereof) beginning on the 51st or 76th such date, as applicable, that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum of the principal amount of the Securities at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum.  Any amounts payable under this paragraph shall also be deemed “Special Interest” for purposes of this Agreement.  Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Securities will be reduced to the original interest rate if the Issuer and the Guarantors are otherwise in compliance with this Agreement at such time.  Special Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

The Issuer shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Special Interest is required to be paid (an “Event Date”).  Special Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Transfer Restricted Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Special Interest then due.  The Special Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture.  Each obligation to pay Special Interest shall be deemed to accrue from and including the day following the applicable Event Date.

3.             Registration Procedures.

In connection with the obligations of the Issuer and the Guarantors with respect to Registration Statements pursuant to Sections 2.1 and 2.2 hereof, the Issuer and the Guarantors shall use all commercially reasonable efforts to:

(a)           prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2 hereof, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Issuer, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Securities by the selling

Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b)           prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof (including sales by any Participating Broker-Dealer);

(c)           in the case of a Shelf Registration, (i) notify each Holder of Transfer Restricted Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Transfer Restricted Securities is being filed; (ii) furnish to each Holder of Transfer Restricted Securities and to each underwriter of an underwritten offering of Transfer Restricted Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Transfer Restricted Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(d)           use all commercially reasonable efforts to register or qualify the Transfer Restricted Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Transfer Restricted Securities covered by a Registration Statement and each underwriter of an underwritten offering of Transfer Restricted Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Transfer Restricted Securities owned by such Holder; provided, however, that the Issuer and any Guarantor shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(e)           notify promptly each Holder of Transfer Restricted Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Issuer that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Transfer Restricted Securities covered thereby, the representations and warranties of the Issuer and the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Transfer Restricted Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Issuer that a post-effective amendment to such Registration Statement would be appropriate.  The time periods set forth in Sections 2.1(b) and 2.2(b) regarding effectiveness shall be extended by a number of days equal to the number of days on the period from and including the date of delivery of such notice;

(f)            in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be reasonably acceptable to the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Barclays Capital Inc. on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Transfer Restricted Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating

Broker-Dealer who has delivered to the Issuer the notice referred to in Section 3(e) hereof, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Transfer Restricted Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Transfer Restricted Securities pursuant to the Exchange Offer;” and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Transfer Restricted Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

(g)           in the case of a Shelf Registration, furnish counsel for the Holders of Transfer Restricted Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(h)           make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(i)            in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities, and each underwriter, if any, without charge, at least one copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested) to the extent such documents are not otherwise filed with the SEC and available through the Electronic Data Gathering and Retrieval System;

(j)            in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Transfer Restricted Securities;

(k)           in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use all commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified.  At such time as such public disclosure is otherwise made or the Issuer determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Issuer agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(l)            in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Issuer as shall be reasonably requested by the Holders of Transfer Restricted Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

(m)          provide the Trustee with printed certificates for the Exchange Securities, Private Exchange Securities or the Transfer Restricted Securities, as the case may be, in a form eligible for deposit with the Depositary, if so required by the Trustee or Depositary;

(n)           (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Transfer Restricted Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use all commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(o)           in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Transfer Restricted Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(i)            make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(ii)           obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Transfer Restricted Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii)          obtain “cold comfort” letters and updates thereof from the Issuer’s and the Guarantors’ independent certified public accountants (and, if necessary, any other independent certified public accountants of any Guarantor or subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use all commercially reasonable efforts to have such letter addressed to the selling Holders of Transfer Restricted Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;

(iv)          enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Transfer Restricted Securities, which agreement shall be in form, substance and scope customary for similar offerings;

(v)           if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(vi)          deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Transfer Restricted Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

(p)           in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Transfer Restricted Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, at reasonable times and in a reasonable manner, all financial and other records, pertinent corporate documents and properties of the Issuer and the Guarantors reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Issuer or the Guarantors to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Issuer and the Guarantors available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; provided, however, that if any such information is identified by the Issuer as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information (and shall, if required by the Issuer, sign a customary confidentiality agreement in form and substance reasonably acceptable to such Person and the Issuer);

(q)           (i) in the case of an Exchange Offer Registration Statement, a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to counsel to the Holders of Transfer Restricted Securities and make such changes in any such document prior to the filing thereof as the Initial Purchasers or counsel to the Holders of Transfer Restricted Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Transfer Restricted Securities and counsel to the Holders of Transfer Restricted Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Transfer Restricted Securities or counsel to the Holders of Transfer Restricted Securities shall reasonably object, and make the representatives of the Issuer and the Guarantors available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

(ii)           in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Transfer Restricted Securities, to the Initial Purchasers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Transfer Restricted Securities, counsel for the Holders of Transfer Restricted Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers of behalf of the Holders of Transfer Restricted Securities, counsel to the Holders of Transfer Restricted Securities or any underwriter shall reasonably object, and make the representatives of the Issuer and the Guarantors available for discussion of such document as shall be reasonably requested by the Holders of Transfer Restricted Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Transfer Restricted Securities or any underwriter.

(r)            in the case of a Shelf Registration, use all commercially reasonable efforts to cause all Transfer Restricted Securities to be listed on any securities exchange on which similar debt securities issued by the Issuer are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any;

(s)           in the case of a Shelf Registration, use all commercially reasonable efforts to cause the Transfer Restricted Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Transfer Restricted Securities, if any;

(t)            otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

(u)           cooperate and assist in any filings required to be made with the FINRA and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA); and

(v)           upon consummation of an Exchange Offer or a Private Exchange, obtain a customary opinion of counsel to the Issuer and the Guarantors addressed to the Trustee for the benefit of all Holders of Transfer Restricted Securities participating in the Exchange Offer or Private Exchange, and which includes an opinion that (i) the Issuer has duly authorized, executed and delivered the Exchange Securities and/or Private Exchange Securities, as applicable, and the related indenture, and (ii) each of the Exchange Securities and related indenture constitute a legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its respective terms (with customary exceptions).

In the case of a Shelf Registration Statement, the Issuer and the Guarantors may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Transfer Restricted Securities to furnish to the Issuer such information regarding the Holder and the proposed distribution by such Holder of such Transfer Restricted Securities as the Issuer may from time to time reasonably request in writing.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement if such Holder fails to furnish such information in writing to the Issuer within 20 days after receipt of the request therefor.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice.

If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Transfer Restricted Securities included in such offering and shall be acceptable to the Issuer.  No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.             Indemnification; Contribution.

(a)           The Issuer and the Guarantors agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter or initial purchaser (any such Person being an “Underwriter”) and their respective affiliates, directors and officers and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, free writing prospectus or any “issuer information” (as defined by Rule 433 of the Securities Act) (or any amendment or supplement thereto to any of the foregoing) pursuant to which Exchange Securities or Transfer Restricted Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Issuer; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of not more than one counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(b)                                 Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Issuer, the Guarantors, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective affiliates, directors and officers, and each Person, if any, who controls the Issuer or the Guarantors, the Initial Purchasers, any

Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Issuer by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Securities pursuant to such Shelf Registration Statement.

(c)                                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party or parties be liable for the reasonable fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for all indemnified parties (which consent shall not be unreasonably withheld) in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii)

such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless such request is being disputed in good faith.

(e)                                  If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Issuer and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Issuer and the Guarantors on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantors, the Holders or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer, the Guarantors, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Issuer and the Guarantors, and each Person, if any, who controls the Issuer or the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer and the Guarantors.  The Initial Purchasers’ respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule I to the Purchase Agreement and not joint.

5.                                       Fungibility Upon Exchange.

Upon completion of the Exchange Offer, the Issuer and the Guarantors will cause (a) the Exchange Securities, the Private Exchange Securities, if any, and the Existing Notes to be fungible for trading purposes and (b) the Exchange Securities and Private Exchange Securities to bear the same CUSIP and ISIN numbers as the Existing Notes.

6.                                       Miscellaneous.

6.1                                 Rule 144 and Rule 144A.  For so long as the Issuer is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Issuer covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder.  If the Issuer ceases to be so required to file such reports, the Issuer covenants that it will upon the request of any Holder of Transfer Restricted Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Transfer Restricted Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC.  Upon the request of any Holder of Transfer Restricted Securities, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

6.2                                 No Inconsistent Agreements.  The Issuer and the Guarantors have not entered into and the Issuer and the Guarantors will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Issuer’s other issued and outstanding securities under any such agreements.

6.3                                 Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or departure.

6.4                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 6.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Issuer, initially at the Issuer’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 6.4.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

6.5                                 Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

6.6                                 Third Party Beneficiaries.  The Initial Purchasers (even if the Initial Purchasers are not Holders of Transfer Restricted Securities) shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.  Each Holder of Transfer Restricted Securities shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

6.7                                 Specific Enforcement.  Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer and the Guarantors acknowledge that any failure by the Issuer or the Guarantors to comply with their obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s and the Guarantors’ obligations under Sections 2.1 through 2.4 hereof.

6.8                                 Restriction on Resales.  Until the expiration of one year after the original issuance of the Securities, the Issuer will not, and will cause its “affiliates” (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by the Issuer and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

6.9                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6.10                           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.11                           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

6.12                           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

6.13                           Underwritten Offerings.  Notwithstanding anything contained herein, any underwritten offering of the Transfer Restricted Securities shall require the prior written consent of the Issuer, which consent may not be unreasonably withheld or delayed.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

UNIVERSAL HOSPITAL SERVICES, INC.

By:	/s/ Gary D. Blackford
Name:	Gary D. Blackford
Title:	Chairman & Chief Executive Officer

EMERGENT GROUP INC.

By:	/s/ Gary D. Blackford
Name:	Gary D. Blackford
Title:	President

PRI MEDICAL TECHNOLOGIES, INC.

By:	/s/ Gary D. Blackford
Name:	Gary D. Blackford
Title:	sole Director

Confirmed and accepted as of the date first above written:

By:	BARCLAYS CAPITAL INC.
By	/s/ John Skrobe
Name:	John Skrobe
Title:	Managing Director

By:	RBC CAPITAL MARKETS, LLC

By	/s/ James S. Wolfe
Name:	James S. Wolfe
Title:	Managing Director